                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 2005, except for Note 14 as to which the date is _______, 2005, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-124565) and related Prospectus of Avalon Pharmaceuticals, Inc. for the registration of 4,500,000 shares of its common stock.

Ernst & Young LLP
McLean, Virginia

The foregoing consent is in the form that will be signed upon the completion of the reverse stock split described in Note 14 to the financial statements.

                                                /s/ Ernst & Young LLP

McLean, Virginia
June 21, 2005